UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2026

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026, the Company and Stedical Scientific, Inc. (“Stedical”) entered into a Global Amendment of their existing distribution agreement and manufacturing agreement (the “Global Amendment”). Under the terms of the Global Amendment, in exchange for a $500,000 fee the Company will hold the right of first offer and refusal to expand its exclusive distribution territory to include all or a portion of the European Union, the United Kingdom, and/or Australia. In addition, the Company’s share of revenue from PermeaDerm sales will increase to 67% for products sold in sheet form, subject to increased revenue sharing in the event the Company’s gross margin on those products exceeds 50%, and to 80% for products sold in glove form, subject to increased revenue sharing in the event the Company’s gross margin on those products exceeds 35%. For 2026, the Company is required to reach total PermeaDerm revenue sharing payments of $1.0 million, with 20% growth minimums each year through 2030. All previous minimum revenue sharing payment requirements under the Distribution Agreement were waived.

Also under the Global Amendment, Stedical may pursue the commercialization of PermeaDerm in certain U.S. markets not currently served by the Company. The Company will sell PermeaDerm for such sales to Stedical at a ten percent premium to the Company’s actual manufacturing costs. For PermeaDerm manufactured for Stedical to sell outside of the U.S., primarily in Asia, the Company will sell such PermeaDerm to Stedical at $200 per carton plus a 10% manufacturing fee, subject to a reasonable volume cap.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Global Amendment to the Contract Manufacturing Agreement and Exclusive Distribution Agreement between the registrant and Stedical Scientific, Inc. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential portions of this exhibit have been omitted and redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the identified information is both not material and is the type that the registrant treats as private or confidential and/or would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA MEDICAL, INC.

Date:	August 11, 2026	By:	/s/ David O'Toole
Name: David O'Toole Title: Chief Financial Officer